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                                                     Exhibit 99.1
                                                     ------------
News Release

Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, Wisconsin  53202

For release:   Immediately

For further information: M. A. Hatfield (414) 765-7809

          MARSHALL & ILSLEY CORPORATION ANNOUNCES COMPLETION OF ITS ACQUISITION OF VALLEY BANCORPORATION


Milwaukee, WI -- May 31, 1994 -- Marshall & Ilsley Corporation today announced the completion of its acquisition of Valley Bancorporation, a $4.6 billion holding company based in Appleton, Wisconsin.

Under the terms of the agreement, Valley shareholders will receive 1.72 shares of M&I common stock for each share of Valley common stock held. The two companies announced they had signed a definitive merger agreement on September 19, 1993.

Marshall & Ilsley Corporation, headquartered in Milwaukee, Wisconsin, will now have over $12 billion in assets. The Corporation has 54 affiliated banks serving the state from more than 225 banking offices and one bank in Phoenix, Arizona with 12 offices. Marshall & Ilsley Corporation stock is traded on NASDAQ under the symbol "MRIS."
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